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                                   EXHIBIT A

                            SUBSCRIPTION AGREEMENT
                            ----------------------

  Subscription Agreement (the "Agreement") made and entered into as of this _____ day of ____________________, ________, between the person whose name appears on the signature page hereof ("Subscriber") and FieldPoint Petroleum Corporation, a Colorado corporation ("Company");

                                  WITNESSETH:

  In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

  1. SUBSCRIPTION. The Subscriber hereby subscribes for and agrees to purchase the number of shares of the Company's Common Stock, $.01 par value, set opposite his name on the signature page hereof (the "Shares") for the purchase price of Eighty Eight Cents ($.88) per share, payable as hereinafter provided. The Subscriber hereby agrees that this Agreement shall be irrevocable and survive the death or legal incapacity of the Subscriber.

  2. PAYMENT FOR SHARES. The purchase price for the Shares shall be paid to the Company by the Subscriber contemporaneously with the execution of this Agreement. No certificates representing the Shares shall be issued or become issuable until the full amount of the above subscription shall have been paid. In the event the subscription price herein specified is not paid when due, the Company may at its option cancel this subscription and this Agreement.

  3. ACCEPTANCE OF SUBSCRIPTION. This Agreement shall be deemed to be accepted by the Company when it is signed by an authorized officer of the Company on behalf of the Company, it being provided that, notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue the Shares to the Subscriber if the issuance of the Shares would constitute a violation of federal or state securities laws.

  4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Subscriber that:

       a. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company is duly qualified to do business, and is in good standing as a foreign corporation authorized to do business, in all jurisdictions in which a failure to so qualify would have a material adverse effect on the business condition (financial or otherwise), earnings, properties, or results of operations of the Company, and its subsidiaries, taken as a whole.

       b. The Company has duly authorized the issuance and sale of the Shares upon the terms of this Agreement by all requisite corporate action.

       c. The Shares have been duly authorized and, when issued and paid for in accordance herewith, will be duly issued, fully paid and nonassessable shares of the Company.

  5. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to and covenants with the Company and to each officer, director and agent of the Company as follows:

       a.   General.
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            i.   The Subscriber has all requisite authority to enter into
                 this Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.

            ii. The Subscriber is the sole party in interest and is not acquiring the Shares as an agent or otherwise for any other person.

            iii. The Subscriber is a resident of the State of
                 ____________________ .

       b.   Information Concerning the Company:
            ----------------------------------
            i. The Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Agreement, has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Shares and has asked such questions as he desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

            ii. The Subscriber understands that the purchase of the Shares involves various risks, including, among others, the substantial risk that the Shares will become worthless due to the failure of the Company in the future.

            iii. No representations or warranties have been made to the
                 Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

            iv. All documents, records and books pertaining to a proposed investment in the Shares which the Subscriber has requested have been made available to the Subscriber.

       c.   Status of the Subscriber.
            ------------------------
            The Subscriber is able to bear the economic risk of this investment. The Subscriber has had the opportunity to consult with the Subscriber's own attorney, accountant and/or purchaser representative regarding the Subscriber's investment in the Shares and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained, at Subscriber's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks ad consequences of this Agreement and of purchasing and owning the Shares.

       d.   Restrictions on Transfer or Sale of the Shares:
            ----------------------------------------------
            i. The Subscriber is acquiring the Shares subscribed for solely for the Subscriber's own beneficial account, for investment purposes, and not with a view to or for resale in connection with, any distribution of Shares. The Subscriber understands that the offer and sale of the Shares has not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

            ii. The Subscriber understands that the Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that the Subscriber may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Subscriber understands that the Company has no obligation or intention to register any of the Shares purchased by the Subscriber thereunder or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber's Shares.

            iii. The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except (i) pursuant to a registration of the Shares under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws, and (ii) in accordance with the stock transfer restrictions described in
                 Section 6 hereof; (B) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions; and (C) that legends in substantially the following form will be placed on the certificates representing the Shares:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL GRANTED TO THE COMPANY IN THE BYLAWS OF THE COMPANY. A COPY OF SUCH BYLAW PROVISIONS WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE.

            iv. The Subscriber has not offered or sold any portion of the subscribed for Shares and has no present intention of dividing such Shares with others or of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

  6. ADOPTION OF STOCK TRANSFER RESTRICTIONS. The Subscriber, by execution hereof, does hereby adopt, accept and agree to be bound by the terms and provisions of the stock transfer restrictions contained in the bylaws of the Company, a copy of which bylaws have been reviewed by the Subscriber.

  7. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

       a.   To the Company at the following address:

            FieldPoint Petroleum Corporation
            P.O. Box 200685
            Austin, TX  78720

       b.   To the Subscriber at the following address:

            J. Kelly Latz
            2000 San Jacinto Center
            98 San Jacinto Boulevard
            Austin, TX  78701-4286

  8. ASSIGNABILITY; AMENDMENT. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

  9. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warrantee and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

  10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contract or agreements, whether oral or written.

  11. GOVERNING LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction and effect and in all other aspects by the substantive laws of the State of Texas, without reference to conflicts of laws principles. Venue for all purposes hereunder shall be Travis County, Texas.

  12. SEVERABILITY. If any provisions of this Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the applicability of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

  13. HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

  IN WITNESS WHEREOF, the undersigned Subscriber has executed this Agreement as of the date and year first above written.

                              THE COMPANY:

                              FIELDPOINT PETROLEUM CORPORATION



                              By:
                                 -------------------------------

                              Name:
                                   -----------------------------

                              Title:
                                    ----------------------------


                              SUBSCRIBER:




                              -----------------------------------
                              Name:  J. Kelly Latz
                              Number of Shares Subscribed: ______